Exhibit 99.1

SenesTech Announces Fiscal 2018 Financial and Operational Results

FLAGSTAFF, Ariz., March 28, 2019 -- SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced financial and operational results for the fiscal year 2018, which ended on December 31, 2018.

SenesTech will hold a conference call today at 5:00 pm ET (2:00 pm PT) to discuss these results and expectations for the coming year. See dial-in information below.

Annual results and recent highlights include:

●	Fiscal year 2018 revenue totaled $297,000 versus $57,000 in fiscal year 2017.

●	On a sequential basis, fourth quarter revenue totaled $137,000 compared to $110,000 in the third quarter of 2018.

●	The Company ended the year with approximately $5 million in cash and minimal long-term liabilities of $0.3 million.

●	The Company announced its largest ContraPest® order to ship to Washington D.C. with the deployment expected to commence in the spring of 2019.

●	SenesTech and Pestmaster announced deployment of ContraPest in a major transit agency in Southern California.

●	The Company confirmed news reports that the St. Louis Gateway Arch Park Foundation expects to continue and expand their use of ContraPest as the city of St. Louis embraces the role fertility control plays in integrated pest management.

●	The Company announced expanded deployment of ContraPest in a number of animal sanctuaries in the state of New York.

●	The Company hosted trials of ContraPest in poultry production facilities in Central California.

●	The Company added highly-regarded leader in the hospitality industry Kenneth Siegel to the Board of Directors.

●	Removal of the “Restricted Use Only“ label from ContraPest was ordered by the U.S. Environmental Protection Agency (EPA) in October 2018, and subsequently, as of March 27th, the Company has received state approval for the new label in 23 states, including Florida and Washington.

●	The Company launched a new scientific speaker series, showcasing the scientists and researchers who have made substantial contributions in rodent/animal behavior, rodent management, fertility control and other related fields.

●	Continued improvements in cost of goods sold should improve gross margins in 2019 significantly.

Dr. Loretta P. Mayer, Co-founder and CEO of SenesTech, said, “Our sales data and growth trajectory is now revealing that our successful introduction of ContraPest as an integral part of an Integrated Pest Management (IPM) strategy is captured in ‘end-user’ demand. We have tested our market entry strategy among pest management professional opportunities and end-user demand. We find that targeting our efforts in marketing directly to the commercial end-user market segments is key to our success. We are confident that this latter marketing focus, which we call ‘pull’, will drive substantial growth in 2019.“

Dr. Mayer continued, “The consumer market segments, or verticals, on which we are focused are municipal and public applications, animal sanctuaries and animal care facilities (zoos), and food production and storage. As other verticals emerge with strong demand we will add them to our commercial roadmap. The ‘voice of the customer’ is clear and sustainable new strategies are not only welcome but demanded. Our continued successful deployments by our early adopters clear the way for our fertility control technology. The EPA (and participating states) are rapidly replacing ‘restricted use’ with ‘general use’ which is a cost-savings benefit to our end-users with in-house staffing that can now deploy our product.“

Tom Chesterman, Chief Financial Officer of SenesTech, commented, “Revenues for the fiscal year were $297,000 versus $52,000 in fiscal year 2017. While we are starting from a low base, we are making measurable progress in establishing our business. Customer acquisition is growing as we continue to promote ContraPest for use in various types of applications. We continue to firmly control operating costs, maintain or improve a stable cash burn rate, drive revenue growth and improve gross margins.“

Mr. Chesterman continued, “We ended the year with a cash position of approximately $5 million and long-term debt of approximately $261,000, which evidences our commitment to manage operating costs. As we enter the new year, we are in a solid position to continue to execute on our strategic business plan. We look forward to the opportunities ahead in 2019 and beyond.“

Year End 2018 Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Thursday, March 28, 2019

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company‘s website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.

2.	The live webcast will feature an option to submit questions in writing during the event.

3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10129362. A webcast replay will be available in the Investor Relations section of the Company‘s website at http://senestech.investorroom.com/ for 90 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. “Forward-looking statements“ may be preceded by words such as “may,“ “future,“ “plan“ or “planned,“ “will,“ “should,“ “expected,“ “anticipates,“ “continue,“ “eventually,“ “believes,“ or “projected.“ Forward-looking statements include statements concerning deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s confidence in its marketing and strategy resulting in growth; the Company’s continuing to control cost and improve gross margins and financial results; adding verticles to the Company’s roadmap; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management‘s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143

SENESTECH, INC.

BALANCE SHEETS

(In thousands, except shares and per share data)

	December 31,	December 31,
	2018	2017
ASSETS

Current assets:
Cash	$4,920	$2,101
Investment in securities	—	5,023
Accounts receivable	139	16
Prepaid expenses	342	170
Inventory	1,261	540
Deposits	9	19
Total current assets	6,671	7,869

Property and equipment, net	1,083	1,454
Total assets	$7,754	$9,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$219	$177
Accounts payable	173	391
Accrued expenses	771	589
Notes payable, related parties	—	12
Total current liabilities	1,163	1,169

Long-term debt, net	261	591
Deferred rent	16	41
Total liabilities	1,440	1,801

Commitments and contingencies (See note 15)	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 23,471,999 and 16,404,195 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	24	16
Additional paid-in capital	92,128	81,103
Accumulated deficit	(85,838)	(73,597)
Total stockholders’ equity	6,314	7,522

Total liabilities and stockholders’ equity	$7,754	$9,323

SENESTECH, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

	For the Years
	Ended December 31,
	2018	2017

Net Sales	$297	$52
Cost of sales	241	45
Gross profit	56	7

Operating expenses:
Research and development	2,404	3,191
Selling, general and administrative	9,532	9,132
Total operating expenses	11,936	12,323

Net operating loss	(11,880)	(12,316)

Other income (expense):
Interest income	25	29
Interest expense	(74)	(85)
Interest expense, related parties	—	(1)
Other income (expense)	21	87
Total other income (expense)	(28)	30

Net loss and comprehensive loss	$(11,908)	$(12,286)
Deemed dividend-warrant antidilution price protection adjustment	333	—
Net loss attributable to common shareholders	$(12,241)	$(12,286)
Loss per share attributable to common shareholders, basic and diluted	$(0.63)	$(1.12)

Weighted average common shares outstanding - basic and fully diluted	19,402,091	10,920,909

SENESTECH, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years
	Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,908)	$(12,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments	(47)	(36)
Amortization of discounts on investments	—	17
Depreciation and amortization	447	391
Stock-based compensation	3,413	3,728
Loss on sale of equipment	15	—
Loss on early extinguishment of debt	10	—
(Gain) loss on remeasurement of common stock warrant liability	1	(69)
(Increase) decrease in current assets:
Accounts receivable	(123)	(6)
Prepaid expenses	(172)	167
Inventory	(721)	(483)
Deposits	10	(10)
Increase (decrease) in current liabilities:
Accounts payable	(218)	40
Accrued contract cancellation settlement	—	(1,000)
Accrued expenses	189	218
Deferred rent	(25)	8
Net cash used in operating activities	(9,129)	(9,321)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities	—	(5,004)
Proceeds received on sale of securities	5,070	—
Proceeds received on sale of equipment	185	—
Purchase of property and equipment	(239)	(898)
Net cash provided by (used in) investing activities	5,016	(5,902)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net	5,132	5,253
Proceeds from the issuance of notes payable	9	437
Repayments of notes payable, net	(281)	(73)
Repayments of notes payable, related parties	(12)	(24)
Repayments of capital lease obligations	(71)	(95)
Proceeds from the exercise of warrants	2,213	—
Payment of employee withholding taxes relating to share-based awards	(58)	—
Net cash provided by financing activities	6,932	5,498

NET CHANGE IN CASH	2,819	(9,725)
CASH AT BEGINNING OF PERIOD	2,101	11,826
CASH AT END OF PERIOD	$4,920	$2,101

SUPPLEMENTAL INFORMATION:
Interest paid	$74	$87
Income taxes paid	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deemed dividend	$333	—
Purchases of equipment under capital lease obligations	$37	$316

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Years Ended December 31, 2018 and 2017

(Unaudited)

(in thousands)	For the Years
	Ended December 31,
	2018	2017
Net Loss (As Reported, GAAP)	$(11,908)	$(12,286)

Non-GAAP Adjustments:
Interest and dividends	49	57
Stock-based compensation	3,413	3,728
Loss on sale of assets	15	—
Gain on investments	(46)	(36)
Loss on early extinguishment of debt	10
Change in fair value of derivative	1	(69)
Amortization and accretion:
Amortization of discounts on investments	5	17
Depreciation expense	447	391
Total of non-GAAP adjustments	3,894	4,088

Adjusted EBITDA Loss (Non-GAAP)	$(8,014)	$(8,198)